                                                                    Exhibit 23.3



The Board of Directors
NWE Capital (Cyprus) Ltd.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.



KPMG



St. Petersburg, Russia
July 28, 1998